Exhibit 99.1
NEWS RELEASE

35 m+

FOR IMMEDIATE RELEASE

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

•
Grew 3Q26 sales to a third quarter record $230 million, up 4% over prior year period or 13% growth on a pro-forma1 basis; Hydraulics +15% and Electronics +9% pro forma
•
Expanded 3Q26 gross profit over prior year period by $3 million, gross margin of 33.2% was 10 bps higher than prior year period
•
Delivered 3Q26 diluted EPS of $0.53 up 71% and adjusted diluted EPS of $0.80, up 11% over prior year period
•
Generated a third quarter record cash from operations of $40 million, up 59% over prior year period, and $32 million of free cash flow in 3Q26
•
Closed strategic acquisition in 3Q26 that expands Electronics capabilities and provides additional pathways for growth across multiple end markets
•
Repurchased $19 million of Company's common stock in the 3Q26; Paid 119th consecutive cash dividend
•
Following quarter end, achieved important milestone by securing Faster’s first thermal management order, demonstrating continued execution against Helios’ planned and disciplined data center market-entry strategy
•
Raised the FY2026 sales outlook; implies the Company's highest annual sales in its history

SARASOTA, FL, November 5, 2026 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology, today reported financial results for the third quarter ended October 3, 2026.

“We delivered a record third quarter, with sales above the high end of our outlook and adjusted earnings exceeding expectations. Both Hydraulics and Electronics contributed to the performance, demonstrating the breadth of our growth and the effectiveness of our customer-focused commercial strategy. Our order book provides solid visibility as we enter the fourth quarter, while our teams continue to execute through persistent inflationary pressures and a dynamic supply environment. This consistent performance reflects the progress we have made strengthening the business and our ability to deliver profitable growth as comparisons become more demanding,” said Sean Bagan, President & Chief Executive Officer of Helios.

“We also continued to translate The CORE Strategy into tangible commercial and operational progress. We completed Faster’s North American consolidation in Toledo, Ohio, and advanced additional footprint optimization initiatives designed to increase productivity, strengthen our regional capabilities, and reduce tariff exposure. In Electronics, we began a new multi-year relationship with Indian Motorcycle, supported by our strategic acquisition of select Radio Sound assets, which expanded our audio and communications capabilities and gives us a platform to grow with additional customers and markets. In Hydraulics, Faster secured its first thermal management order following quarter end, delivering on our stated objective ahead of year-end and validating our planned and methodical approach to entering this attractive market. These actions collectively demonstrate how we are combining organic investment, operational excellence, and disciplined capital deployment to strengthen Helios’ long-term growth platform,” he concluded.

1 Reference Table: Pro Forma Non-GAAP Net Sales Growth Reconciliation for definition.

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

November 5, 2026 Page 2 of 16

Hydraulics Segment Summary

(Refer to sales by geographic region and segment data in accompanying tables)

Hydraulics	For The Three Months Ended
($ in millions) (Unaudited)	October 03, 2026	September 27, 2025	Change		% Change
Net sales
Americas	$59.7	$53.7	$6.0		11%
EMEA	45.0	41.2	3.8		9%
APAC	38.2	46.4	(8.2)		(18%)
Total segment sales	$142.9	$141.3	$1.6		1%
Gross profit	$46.1	$45.9	$0.2		0%
Gross margin	32.3%	32.5%	(20)	bps
Segment operating expenses	$21.4	$21.7	$(0.3)		(1%)
Operating income	$24.7	$24.2	$0.5		2%
Operating margin	17.3%	17.2%	10	bps

General note: items may not sum or recalculate due to rounding

Electronics Segment Summary

(Refer to sales by geographic region and segment data in accompanying tables)

Electronics	For The Three Months Ended
($ in millions) (Unaudited)	October 03, 2026	September 27, 2025	Change		% Change
Net sales
Americas	$66.2	$60.5	$5.7		9%
EMEA	9.1	9.8	(0.7)		(7%)
APAC	11.5	8.7	2.8		32%
Total segment sales	$86.8	$79.0	$7.8		10%
Gross profit	$30.1	$27.1	$3.0		11%
Gross margin	34.7%	34.3%	40	bps
Segment operating expenses	$17.7	$14.9	$2.8		19%
Goodwill impairment	$-	$25.9	(25.9)		(100%)
Operating income	$12.4	$(13.7)	$26.1		NM
Operating margin	14.3%	-17.5%	3180	bps

General note: items may not sum or recalculate due to rounding. NM indicates that the percentage change is not meaningful.

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

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Third Quarter 2026 Consolidated Results

	For The Three Months Ended
($ in millions, except per share data) (Unaudited)	October 03, 2026	September 27, 2025	Change		% Change
Net sales	$229.7	$220.3	$9.4		4%
Gross profit	$76.2	$73.0	$3.2		4%
Gross margin	33.2%	33.1%	10	bps
Operating income	$28.1	$1.3	$26.8		NM
Operating margin	12.2%	0.6%	1160	bps
Non-GAAP adjusted operating margin*	16.6%	16.6%	0	bps
Net income	$17.6	$10.3	$7.3		71%
Diluted EPS	$0.53	$0.31	$0.22		71%
Non-GAAP adjusted net income*	$26.3	$24.0	$2.3		10%
Non-GAAP adjusted diluted EPS*	$0.80	$0.72	$0.08		11%
Adjusted EBITDA*	$46.5	$45.1	$1.4		3%
Adjusted EBITDA margin*	20.3%	20.5%	(20)	bps

General note: items may not sum or recalculate due to rounding. NM indicates that the percentage change is not meaningful.

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Raising Full Year 2026 Sales Outlook, Tightening Bottom Line; Establishing Fourth Quarter 2026 Outlook2

Jeremy Evans, Executive Vice President, Chief Financial Officer, commented, “Our third quarter results reflect continued progress against our 2026 financial priorities. We grew sales 13% on a pro-forma basis to a third quarter record, with both segments growing over the year ago period. Third quarter sales and adjusted diluted EPS exceeded the high end of our guidance range partially due to timing of customer orders driven by announced price increases. We generated a third quarter record cash from operations of $40 million. Our cash continues to fund both growth investments, including our Electronics acquisition, and returns to shareholders through our 119th consecutive quarterly dividend and $19 million of share repurchases in the quarter. We continue to expect growth in the fourth quarter to moderate from the third quarter pace. Even so, our year-to-date performance and recent acquisition support raising our full year sales outlook implying the highest annual sales in Helios’ history. We are tightening our adjusted EBITDA margin and adjusted diluted EPS ranges and have updated them to layer in the acquisition and to reflect the inflationary cost environment. We expect the benefits of our recent pricing actions to show more fully in 2027, and we expect to realize the cost synergies from our Radio Sound acquisition starting in early 2027. We remain disciplined as we navigate a dynamic macro environment, finish 2026, and continue advancing toward The CORE Strategy’s 2030 targets."

The following provides the Company’s expectations for 2026 as of November 5, 2026. This assumes constant currency, based on ending third quarter 2026 foreign exchange rates.

	FY25 Actual 3/2/2026	Prior FY26 Outlook 8/10/2026	New FY26 Outlook 11/5/2026	4Q26 Outlook 11/5/2026
Sales	$839 million $792 million proforma[1]	$880 to $900 million	$895 to $902 million	$205 to $212 million
Adjusted EBITDA margin	19.2%	20.2% to 21.0%	20.2% to 20.4%	18.5% to 19.5%
Adjusted diluted EPS	$2.56	$3.05 to $3.25	$3.08 to $3.15	$0.60 to $0.67

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

November 5, 2026 Page 4 of 16

1 Reference Table: Pro Forma Non-GAAP Net Sales Growth Reconciliation for definition.

2 Reference "Third Quarter 2026 Earnings Presentation" slides for details and assumptions.

Forward-looking Adjusted EBITDA Margin and adjusted diluted EPS represent Non-GAAP financial measures. The Company has presented the comparable GAAP figures in the tables that follow. See comments on reconciliation of forward-looking non-GAAP financial measures in the Forward-Looking Information included in this release describing the safe harbor provided within the meaning of Section 21E of the Securities Exchange Act of 1934.

Webcast

The Company will host a conference call and webcast tomorrow, Friday, November 6, 2026, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through
Friday, November 20, 2026. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13762749. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology, providing premium products that ensure safety, reliability, and seamless connectivity to diverse end markets including agriculture, construction, data centers, energy, health and wellness, industrial, marine, material handling, and recreational vehicles. Helios sells its products to customers in over 80 countries around the world. Its strategy is to be a diversified, customer-centric global enterprise distinguished by innovation, operational speed, and a high-performance culture. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios,” the “Company,” "we," "us," or "our"), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, and improving margins, including its intention to develop new products and undertake acquisitions and divestitures; (ii) the Company's strategy and progress toward The CORE Strategy and 2030 financial targets; (iii) the effectiveness of creating the Centers of Excellence; (iv) its financial plans, results, outlook, and guidance, including expectations for sales, margins, and earnings per share; (v) trends affecting the Company’s financial condition or results of operations; (vi) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vii) the Company’s ability to declare and pay dividends; (viii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of the business; (ix) the Company's expectations regarding its capital allocation strategy, including share repurchases and debt reduction; and (x) the Company's ability to mitigate the impacts of changes in trade policy, tariffs and related regulatory developments on our business. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

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the demand for capital goods; (ii) supply chain disruption and the potential inability to procure goods; (iii) conditions in the capital markets, including the interest rate environment and the continued availability of capital on terms acceptable to us, or at all (or hyperinflation); (iv) global and regional economic and political conditions, including trade policy, tariffs and other trade barriers, inflation, exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (v) changes in the competitive marketplace that could affect the Company’s revenue and/or cost basis, such as increased competition, lack of qualified engineering, marketing, management or other personnel and increased labor and raw materials costs; (vi) risks related to the development, introduction, and market acceptance of new products and technologies, including the integration of artificial intelligence into our operations and products; (vii) health epidemics, pandemics and similar outbreaks, which may have material adverse effects on our business, financial position, results of operations and/or cash flows; (viii) risks related to our international operations, including the potential impact from the ongoing geopolitical conflicts in Ukraine and the Middle East; (ix) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (x) stakeholders’, including regulators’, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 3, 2026, filed with the Securities and Exchange Commission (SEC) on March 3, 2026, as well as any subsequent filings with the SEC.

Helios has presented Non-GAAP measures including adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted net income per diluted share, sales in constant currency, and pro-forma sales. Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. Helios also provides Non-GAAP measures including free cash flow, adjusted free cash flow, free cash flow conversion, and adjusted free cash flow conversion because they are liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities and strengthening our balance sheet. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including adjusted EBITDA margin and adjusted diluted earnings per share. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2026 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:

Tania Almond

Vice President, Investor Relations & Corporate Communication

(941) 362-1333

tania.almond@HLIO.com

Craig Mychajluk

Alliance Advisors IR

(716) 843-3832

HLIOIR@allianceadvisors.com

Financial Tables Follow:

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

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HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For The Three Months Ended			For The Nine Months Ended
	October 03, 2026	September 27, 2025	% Change	October 03, 2026	September 27, 2025	% Change
Net sales	$229.7	$220.3	4%	$690.0	$628.2	10%
Cost of sales	153.5	147.3	4%	458.7	427.9	7%
Gross profit	76.2	73.0	4%	231.3	200.3	15%
Gross margin	33.2%	33.1%		33.5%	31.9%

Selling, engineering and administrative expense	40.6	38.2	6%	118.2	110.0	7%
Amortization of intangible assets	7.5	7.6	(1)%	22.6	24.1	(6)%
Goodwill impairment	-	25.9	(100)%	-	25.9	(100)%
Operating income	28.1	1.3	2,062%	90.5	40.3	125%
Operating margin	12.2%	0.6%		13.1%	6.4%

Interest expense, net	4.7	6.9	(32)%	14.5	21.3	(32)%
Foreign currency transaction loss, net	(0.4)	0.6	(167)%	(0.9)	1.2	(175)%
Other non-operating (income) expense, net	0.3	(19.0)	(102)%	(0.3)	(19.4)	(98)%
Income before income taxes	23.5	12.8	84%	77.2	37.2	108%
Income tax provision	5.9	2.5	136%	18.0	8.3	117%
Net income	$17.6	$10.3	71%	$59.2	$28.9	105%

Net income per share:
Basic	$0.54	$0.31	74%	$1.79	$0.87	106%
Diluted	$0.53	$0.31	71%	$1.79	$0.87	106%

Weighted average shares outstanding:
Basic	32.9	33.1		33.0	33.2
Diluted	33.0	33.3		33.1	33.3

Dividends declared per share	$0.12	$0.09		$0.36	$0.27

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

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HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	October 03, 2026	January 03, 2026
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$72.6	$73.0
Accounts receivable, net of allowance for credit losses of $3.5 and $1.4	137.5	116.0
Inventories, net	206.0	188.6
Income taxes receivable	10.9	15.4
Other current assets	24.5	21.9
Total current assets	451.5	414.9
Property, plant and equipment, net	207.1	206.6
Deferred income taxes	2.2	1.9
Goodwill	487.4	498.1
Other intangible assets, net	340.9	369.9
Other assets	25.1	23.1
Total assets	$1,514.2	$1,514.5
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$95.5	$75.6
Accrued compensation and benefits	25.1	23.3
Other accrued expenses and current liabilities	31.1	23.0
Current portion of long-term non-revolving debt, net	-	5.4
Dividends payable	3.9	3.0
Income taxes payable	16.7	12.9
Total current liabilities	172.3	143.2
Revolving lines of credit	101.3	105.5
Long-term non-revolving debt, net	226.2	256.2
Deferred income taxes	50.0	52.4
Other noncurrent liabilities	23.7	25.7
Total liabilities	573.5	583.0
Note 15 - Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000,000 shares authorized,
33,508,023 and 33,382,332 shares issued; 32,773,053 and 33,052,332 outstanding at October 03, 2026 and January 03, 2026, respectively	-	-
Capital in excess of par value	450.4	442.9
Treasury stock, at cost, 734,970 and 330,000 shares respectively	(43.8)	(13.6)
Accumulated other comprehensive loss	(52.3)	(36.9)
Retained earnings	586.4	539.1
Total shareholders’ equity	940.7	931.5
Total liabilities and shareholders’ equity	$1,514.2	$1,514.5

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

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HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For The Nine Months Ended
	October 03, 2026	September 27, 2025
Cash flows from operating activities:
Net income	$59.2	$28.9
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	45.6	47.8
Loss on disposal of assets	0.1	0.1
(Gain) on sale of business, net of CTA loss	(0.4)	(18.8)
Goodwill impairment	-	25.9
Stock-based compensation expense	6.1	3.8
Amortization of debt issuance costs	0.5	0.5
(Benefit) provision for deferred income taxes	(2.2)	0.5
Forward contract losses, net	-	0.5
Other, net	3.7	0.6
(Increase) decrease in, net of acquisitions:
Accounts receivable	(24.1)	(35.4)
Inventories	(20.9)	1.0
Income taxes receivable	4.4	3.5
Other current assets	(3.1)	1.7
Other assets	1.6	3.7
Increase (decrease) in, net of acquisitions:
Accounts payable	20.9	20.3
Accrued expenses and other liabilities	11.8	3.8
Income taxes payable	4.0	(4.3)
Other noncurrent liabilities	(1.5)	(2.8)
Net cash provided by operating activities	105.7	81.3
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(1.7)	-
Divestiture of business, net of cash used	0.4	(1.6)
Capital expenditures	(25.5)	(18.2)
Proceeds from dispositions of property, plant and equipment	-	0.2
Software development costs	(2.2)	(2.0)
Net cash used in investing activities	(29.0)	(21.6)
Cash flows from financing activities:
Borrowings on revolving credit facilities	137.5	41.1
Repayment of borrowings on revolving credit facilities	(137.5)	(61.4)
Repayment of borrowings on long-term non-revolving debt	(35.6)	(11.9)
Proceeds from stock issued	1.9	1.4
Treasury stock purchases	(30.1)	(9.2)
Dividends paid to shareholders	(10.9)	(9.0)
Payment of employee tax withholding on equity award vestings	(0.4)	(0.7)
Other financing activities	(1.4)	(1.4)
Net cash used in financing activities	(76.5)	(51.1)
Effect of exchange rate changes on cash and cash equivalents	(0.6)	2.2
Net (decrease) increase in cash and cash equivalents	(0.4)	10.8
Cash and cash equivalents, beginning of period	73.0	44.1
Cash and cash equivalents, end of period	$72.6	$54.9

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HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	October 03, 2026	September 27, 2025	October 03, 2026	September 27, 2025
Net sales:
Hydraulics	$142.9	$141.3	$428.5	$408.6
Electronics	86.8	79.0	261.5	219.6
Consolidated	$229.7	$220.3	$690.0	$628.2

Gross profit and margin:
Hydraulics	$46.1	$45.9	$141.0	$129.8
	32.3%	32.5%	32.9%	31.8%
Electronics	30.1	27.1	90.3	70.5
	34.7%	34.3%	34.5%	32.1%
Consolidated	$76.2	$73.0	$231.3	$200.3
	33.2%	33.1%	33.5%	31.9%

Operating income (loss) and margin:
Hydraulics	$24.7	$24.2	$76.9	$66.7
	17.3%	17.2%	17.9%	16.3%
Electronics	12.4	(13.7)	37.8	0.2
	14.3%	-17.5%	14.5%	0.1%
Corporate and other	(9.0)	(9.2)	(24.2)	(26.6)
Consolidated	$28.1	$1.3	$90.5	$40.3
	12.2%	0.6%	13.1%	6.4%

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

November 5, 2026 Page 10 of 16

HELIOS TECHNOLOGIES

Net Sales by Geographic Region and Segment

(In millions)

(Unaudited)

	2026
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	YTD 2026	% Change y/y
Americas:
Hydraulics	$56.7	14%	$57.2	6%	$59.7	11%	$173.7	10%
Electronics	72.0	27%	63.0	17%	66.2	9%	$201.2	18%
Consol. Americas	128.7	21%	120.2	11%	125.9	10%	374.9	14%
% of total	57%		52%		55%		54%
EMEA:
Hydraulics	$49.2	30%	$51.8	12%	$45.0	9%	$146.0	17%
Electronics	8.6	39%	9.1	7%	9.1	(7%)	26.8	10%
Consol. EMEA	57.8	31%	60.9	12%	54.1	6%	172.8	15%
% of total	25%		26%		24%		25%
APAC:
Hydraulics	$33.3	(14%)	$37.4	(8%)	$38.2	(18%)	$108.8	(13%)
Electronics	8.6	39%	13.4	43%	11.5	32%	33.5	38%
Consol. APAC	41.9	(6%)	50.8	2%	49.7	(10%)	142.3	(5%)
% of total	18%		22%		22%		21%
Total	$228.4	17%	$231.9	9%	$229.7	4%	$690.0	10%

	2025
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	Full Year	% Change y/y
Americas:
Hydraulics	$49.9	(11%)	$54.2	(9%)	$53.7	3%	$58.4	13%	$216.3	(1%)
Electronics	56.7	(2%)	53.7	(7%)	60.5	19%	65.0	32%	235.9	9%
Consol. Americas	106.6	(6%)	107.9	(8%)	114.2	11%	123.4	22%	452.2	4%
% of total	55%		51%		52%		59%		54%
EMEA:
Hydraulics	$37.9	(17%)	$46.1	8%	$41.2	12%	$43.3	35%	$168.5	7%
Electronics	6.2	(5%)	8.5	(6%)	9.8	49%	5.7	21%	30.1	13%
Consol. EMEA	44.1	(15%)	54.6	5%	51.0	18%	49.0	33%	198.6	8%
% of total	23%		26%		23%		23%		24%
APAC:
Hydraulics	$38.6	(6%)	$40.6	(6%)	$46.4	14%	$30.4	(15%)	$156.0	(3%)
Electronics	6.2	24%	9.4	27%	8.7	12%	7.9	32%	32.2	23%
Consol. APAC	44.8	(3%)	50.0	(2%)	55.1	14%	38.3	(8%)	188.2	1%
% of total	23%		23%		25%		18%		22%
Total	$195.5	(8%)	$212.5	(3%)	$220.3	13%	$210.7	17%	$839.0	4%

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

November 5, 2026 Page 11 of 16

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income & Non-GAAP Adjusted Operating Margin Reconciliation

(In millions)

(Unaudited)

	For The Three Months Ended				For The Nine Months Ended
	October 03, 2026	Margin	September 27, 2025	Margin	October 03, 2026	Margin	September 27, 2025	Margin
GAAP operating income	$28.1	12.2%	$1.3	0.6%	$90.5	13.1%	$40.3	6.4%
Acquisition-related amortization of intangible assets	7.5	3.3%	7.6	3.5%	22.6	3.3%	24.1	3.8%
Acquisition, divestiture, and financing- related expenses	1.6	0.7%	1.4	0.7%	1.8	0.3%	1.7	0.3%
Restructuring charges	0.9	0.4%	0.1	0.1%	2.7	0.4%	1.3	0.2%
Officer transition costs	-	0.0%	0.2	0.1%	-	0.0%	0.7	0.1%
Goodwill impairment	-	0.0%	25.9	11.8%	-	0.0%	25.9	4.1%
Other	-	0.0%	-	0.0%	-	0.0%	0.6	0.1%
Non-GAAP adjusted operating income	$38.1	16.6%	$36.6	16.6%	$117.6	17.0%	$94.7	15.1%
GAAP operating margin	12.2%		0.6%		13.1%		6.4%
Non-GAAP adjusted operating margin	16.6%		16.6%		17.0%		15.1%
Net sales	$229.7		$220.3		$690.0		$628.2

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

November 5, 2026 Page 12 of 16

Non-GAAP Adjusted EBITDA & Non-GAAP Adjusted EBITDA Margin Reconciliation

(In millions)

(Unaudited)

	For The Three Months Ended				For The Nine Months Ended
	October 03, 2026	Margin	September 27, 2025	Margin	October 03, 2026	Margin	September 27, 2025	Margin
Net income	$17.6	7.7%	$10.3	4.7%	$59.2	8.6%	$28.9	4.6%
Interest expense, net	4.7	2.0%	6.9	3.1%	14.5	2.1%	21.3	3.4%
Income tax provision	5.9	2.6%	2.5	1.1%	18.0	2.6%	8.3	1.3%
Depreciation and amortization	15.4	6.7%	15.9	7.2%	45.6	6.6%	47.8	7.6%
EBITDA	$43.5	18.9%	$35.6	16.2%	137.3	19.9%	106.3	16.9%
Acquisition, divestiture, and financing-related expenses	1.6	0.7%	1.4	0.6%	1.8	0.3%	1.7	0.3%
Restructuring charges	0.9	0.4%	0.1	0.1%	2.7	0.4%	1.3	0.2%
Officer transition costs	-	0.0%	0.2	0.1%	-	0.0%	0.7	0.1%
Goodwill impairment	-	0.0%	25.9	11.8%	-	0.0%	25.9	4.1%
(Gain) on sale of business - net of CTA loss	-	0.0%	(18.8)	-8.5%	(0.4)	-0.1%	(18.8)	-3.0%
Forward contract losses	-	0.0%	0.5	0.2%	-	0.0%	0.5	0.1%
Other	0.5	0.2%	-	0.0%	0.9	0.1%	0.6	0.1%
Adjusted EBITDA	$46.5	20.3%	$45.1	20.5%	$142.3	20.6%	$118.4	18.8%
GAAP net income margin	7.7%		4.7%		8.6%		4.6%
EBITDA margin	18.9%		16.2%		19.9%		16.9%
Adjusted EBITDA margin	20.3%		20.5%		20.6%		18.8%
Net sales	$229.7		$220.3		$690.0		$628.2

	For The Twelve Months Ended
	October 03, 2026	Margin	September 27, 2025	Margin
Net income	$78.7	8.7%	$33.7	4.2%
Interest expense, net	15.1	1.7%	29.4	3.6%
Income tax provision	23.6	2.6%	11.1	1.4%
Depreciation and amortization	60.8	6.8%	63.8	7.9%
EBITDA	$178.3	19.8%	137.9	17.1%
Acquisition, divestiture, and financing-related expenses	1.7	0.2%	1.7	0.2%
Restructuring charges	3.0	0.3%	2.2	0.3%
Officer transition costs	0.7	0.1%	1.3	0.2%
Goodwill impairment	-	0.0%	25.9	3.2%
(Gain) on sale of business - net of CTA loss	(0.4)	0.0%	(18.8)	-2.3%
Forward contract losses	-	0.0%	0.5	0.1%
Change in fair value of contingent consideration	-	0.0%	0.4	0.0%
Other	1.4	0.2%	(1.7)	-0.2%
Adjusted EBITDA	$184.6	20.5%	$149.6	18.5%
GAAP net income margin	8.7%		4.2%
EBITDA margin	19.8%		17.1%
Adjusted EBITDA margin	20.5%		18.5%
Net sales	$900.7		$807.7

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

November 5, 2026 Page 13 of 16

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Net Income & Non-GAAP Adjusted Net Income Per Diluted Share Reconciliation

(In millions)

(Unaudited)

	For The Three Months Ended				For The Nine Months Ended
	October 03, 2026	Per Diluted Share	September 27, 2025	Per Diluted Share	October 03, 2026	Per Diluted Share	September 27, 2025	Per Diluted Share
GAAP net income	$17.6	$0.53	$10.3	$0.31	$59.2	$1.79	$28.9	$0.87
Amortization of intangible assets	8.2	0.25	8.3	0.25	24.4	0.74	25.8	0.77
Acquisition, divestiture, and financing-related expenses	1.6	0.05	1.4	0.04	1.8	0.05	1.7	0.05
Restructuring charges	0.9	0.03	0.1	-	2.7	0.08	1.4	0.04
Officer transition costs	-	-	0.2	0.01	-	-	0.7	0.02
Goodwill impairment	-	-	25.9	0.78	-	-	25.9	0.78
(Gain) on sale of business, net of CTA loss	-	-	(18.8)	(0.56)	(0.4)	(0.01)	(18.8)	(0.56)
Forward contract losses	-	-	0.5	0.01	-	0.01	0.5	0.01
Other	0.5	0.02	-	-	0.9	0.03	0.6	0.02
Tax effect of above	(2.5)	(0.08)	(3.9)	(0.12)	(6.5)	(0.20)	(8.3)	(0.25)
Non-GAAP adjusted net income	$26.3	$0.80	$24.0	$0.72	$82.1	$2.48	$58.4	$1.75
GAAP net income per diluted share	$0.53		$0.31		$1.79		$0.87
Non-GAAP adjusted net income per diluted share	$0.80		$0.72		$2.48		$1.75

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

November 5, 2026 Page 14 of 16

HELIOS TECHNOLOGIES

Pro Forma Non-GAAP Net Sales Growth Reconciliation

(In millions)

(Unaudited)

	For The Three Months Ended			For The Nine Months Ended
	October 03, 2026			October 03, 2026
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Net sales	$142.9	$86.8	$229.7	$428.5	$261.5	$690.0
Acquisition of business	-	(0.4)	(0.4)	-	(0.4)	(0.4)
Impact of foreign currency translation *	(0.6)	(0.4)	(1.0)	(8.3)	(1.2)	(9.5)
Pro-forma net sales	$142.3	$86.0	$228.3	$420.2	$259.9	$680.1

Net sales growth	1.6	7.8	9.4	19.9	41.9	61.8
% Change y/y	1%	10%	4%	5%	19%	10%
Growth in constant currency	1.0	7.4	8.4	11.6	40.7	52.3
% Change y/y	1%	9%	4%	3%	19%	8%
Pro-forma growth	18.5	7.0	25.5	58.3	40.3	98.6
% Change y/y	15%	9%	13%	16%	18%	17%

* The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

	For The Three Months Ended			For The Nine Months Ended
	September 27, 2025			September 27, 2025
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Net sales	$141.3	$79.0	$220.3	$408.6	$219.6	$628.2
Less: divestiture of business	(17.5)	-	(17.5)	(46.7)	-	(46.7)
Pro-forma net sales	$123.8	$79.0	$202.8	$361.9	$219.6	$581.5

	For The Twelve Months Ended
	January 03, 2026
	Hydraulics	Electronics	Consolidated
Net sales	$540.8	$298.2	$839.0
Less: divestiture of business	(46.7)	-	(46.7)
Pro-forma net sales	$494.1	$298.2	$792.3

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

November 5, 2026 Page 15 of 16

Net Debt-to-Adjusted EBITDA Reconciliation

(In millions)

(Unaudited)

	As of	As of
	October 03, 2026	September 27, 2025
Current portion of long-term non-revolving debt, net	-	18.5
Revolving lines of credit	101.3	138.8
Long-term non-revolving debt, net	226.2	261.8
Total debt	327.5	419.1
Less: cash and cash equivalents	72.6	54.9
Net debt	254.9	364.2
TTM adjusted EBITDA	184.6	149.6
Ratio of net debt to TTM adjusted EBITDA	1.4	2.4

General note: items may not sum or recalculate due to rounding

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:

Adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted net income per diluted share, sales in constant currency and pro forma sales are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA margin and adjusted diluted earnings per share, disclosed above in our 2026 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.

Helios Technologies Reports Third Quarter 2026 Results; Consistent Execution Drives Record Third Quarter Sales and Increased Full Year 2026 Sales Outlook

November 5, 2026 Page 16 of 16

Non-GAAP Free Cash Flow Reconciliation

(In millions)

(Unaudited)

	For The Three Months Ended			For The Twelve Months Ended
	October 03, 2026	September 27, 2025	September 28, 2024	October 03, 2026	January 03, 2026	December 28, 2024
Net cash provided by operating activities	$40.0	$25.3	$34.8	$151.9	$127.3	$122.1
Capital expenditures	7.5	6.7	6.0	31.0	23.7	27.0
Free cash flow	$32.5	$18.6	$28.8	$120.9	$103.6	$95.1

General note: items may not sum or recalculate due to rounding

Non-GAAP Financial Measure:

Free cash flow is net cash provided by operating activities less capital expenditures. Free cash flow is a non-GAAP liquidity measures; the most directly comparable GAAP measure is net cash provided by operating activities. This measure does not represent residual cash flow available for discretionary expenditures, as they do not reflect mandatory debt service, dividends or other non-discretionary expenditures. This measure has not been determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing this non-GAAP information is important for investors and other readers of Helios‘ financial statements, as this measure is used as analytical indicators by Helios‘ management to better understand our liquidity. Because this is a non-GAAP measure, it is susceptible to varying calculations, and as presented, may not be directly comparable to other similarly titled measures used by other companies. This Non-GAAP financial measure should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and other related additional information provided.